Registration No.  33-97522C
             As filed with the Securities and Exchange Commission
                                            on September 26, 1997
=================================================================
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933

                  CATALYST INTERNATIONAL, INC.
        (Exact Name of Registrant as Specified in Charter)

        Delaware                        39-1415889
(State of Incorporation)     (I.R.S. Employer Identification No.)

8989 North Deerwood Drive, Milwaukee, WI               53223
(Address of Principal Executive Office)             (Zip Code)

                 -------------------------------
                 1997 DIRECTOR STOCK OPTION PLAN
                 -------------------------------

                   Sean P. McGowan, President
                  Catalyst International, Inc.
                   8989 North Deerwood Drive
                      Milwaukee, WI  53223
             (Name and address of agent for service)

                        (414) 362-6800
   (Telephone Number, including area code, of agent for service)

                        with a copy to

                       Mark T. Ehrmann
                     Godfrey & Kahn, S.C.
                    780 North Water Street
                     Milwaukee, WI  53202
                        (414) 273-3500

                               CALCULATION OF REGISTRATION FEE
=======================================================================================
                                   Proposed          Proposed
Title of Securities  Amount to be  Maximum Offering  Maximum Aggregate  Amount of
to be registered     registered    price per share   offering price     registration fee
----------------------------------------------------------------------------------------
Common Stock,        250,000
$0.10 par value      shares        $6.06 (1)         $1,515,625         $522.62 (1)
=======================================================================================

<FN1>
(1) Registration fee calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended. The registration fee is based on the average of the high and low price of a share of Catalyst International, Inc. common stock on September 25, 1997 as reported by The Nasdaq Stock Market, Inc. on its website on September 25, 1997.

PAGE 2
                             PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this Registration Statement:

               (a)  The Registrant's latest Annual Report on Form
10-KSB filed March 26, 1997 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act").

               (b)  The Registrant's Form 8-K filed January 3,
1997 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Exchange Act.

               (c) The Registrant's Amendment 2 to Form SR for the period ended February 15, 1997 filed February 25, 1997 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange
Act.

               (d) The Registrant's Form 10-QSB for the period ended March 31, 1997 filed May 15, 1997 pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act.

               (e) The Registrant's Form 10-QSB for the period ended June 30, 1997 filed August 15, 1997 pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the General Corporation Law of Delaware (the "DGCL"), the Registrant is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors, officers, employees and agents against certain expenses (including attorneys' fees) and other amounts paid in connection with certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors, officers, employees or agents of the Registrant. Such section also permits the Registrant to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liability which may be asserted against, or incurred by, such persons in their capacities as directors, officers, employees or agents of the Registrant, or which may arise out of their status as directors, officers, employees or agents of the Registrant whether or not the Registrant would have the power to indemnify such persons against such liability under the provisions of the DGCL.

         Under Article VIII of the Registrant's Amended and Restated Bylaws, the Registrant is required to indemnify and reimburse the expenses of all directors, officers, employees or agents to the maximum extent permitted by Section 145 of the DGCL or any successor provision thereto.

          The Registrant's Amended and Restated Certificate of
Incorporation limits the personal liability of directors to the fullest extent permitted by the DGCL.

          The Registrant's officers and directors currently are covered by insurance protecting them from claims brought against them for acts or omissions related to the conduct of their duties, including, in certain circumstances, claims brought under the Securities Act.

Page 4
ITEM 8.  EXHIBITS

         4.1      Articles IV and V of the Amended and Restated
                  Certificate of Incorporation.*

         4.2      1997 Director Stock Option Plan of Catalyst
                  International, Inc.

         4.3      Form of Stock Option Agreement between the
                  Registrant and the holders of option under the Registrant's 1997 Director Stock Option Plan.

         23.1     Consent of Ernst & Young LLP.
___________________
* Incorporated by reference to the Registration Statement on Form SB-2 (No. 33-97522C).


ITEM 9.  UNDERTAKINGS

         The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Page 5
               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person or the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PAGE 6
                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 26, 1997.

                              Catalyst International, Inc.

                              By: /s/ Sean P. McGowan
                                  Sean P. McGowan, President
                                  and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                  Title                          Date

/s/ Douglas B. Coder        Chairman of the Board,         9/26/97
Douglas B. Coder            a Director

/s/ Sean P. McGowan         President, Chief	Executive     9/26/97
Sean P. McGowan             Officer and a Director
                            (Principal Executive Officer)

/s/ Thomas G. Hickinbotham  Vice President of Finance      9/26/97
Thomas G. Hickinbotham      & Administration; Chief
                            Financial Officer (Principal
                            Accounting Officer

/s/ Roy J. Carver           Director                       9/26/97
Roy J. Carver

/s/ Douglas B. Coder        Director                       9/26/97
Douglas B. Coder

/s/ James F. Goughenour     Director                       9/26/97
James F. Goughenour

/s/ Terrence L. Mealy       Director                       9/26/97
Terrence L. Mealy

/s/ Sean P. McGowan         Director                       9/26/97
Sean P. McGowan

EXHIBIT 4.2

                   CATALYST INTERNATIONAL, INC.
                 1997 DIRECTOR STOCK OPTION PLAN

                         ARTICLE I

                          PURPOSE

     The purpose of the 1997 Director Stock Option Plan (the "Plan") is to enable Catalyst International, Inc. (the "Company") to attract and retain outside directors and to strengthen the mutuality of interests between such directors and the Company's stockholders.

                         ARTICLE II

                        DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings:

     2.1 "Board" shall mean the Board of Directors of the Company.

     2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended, and rules and regulations under the Internal Revenue
Code of 1986, as amended.

     2.3  "Common Stock" shall mean the Common Stock, par value
$0.10 per share of the Company.

     2.4 "Effective Date" shall mean the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of the stockholders of the Company.

     2.5 "Eligible Director" shall mean any member of the Board who, on the date on which Options are to be granted, is not an officer or employee of the Company or any of the Company's subsidiaries, but shall exclude any such member of the Board who advises the Company in writing of his or her desire not to participate in the Plan.

     2.6 "Fair Market Value" for purposes of the Plan, unless otherwise required by the Code, shall mean, of any date, the closing price of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, on the Nasdaq Stock Market, or, if not so listed or traded, the fair market value as determined by the Board, which determination shall be conclusive.

     2.7  "Optionee" shall mean an individual to whom a Stock
Option has been granted under the Plan.

     2.8 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

                        ARTICLE III

                      ADMINISTRATION

     3.1 Administration. The Plan shall be administered and interpreted by the Board.

     3.2 Guidelines. Subject to Article VII, the Board shall have the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any related agreements); to make discretionary grants under the Plan; to accelerate vesting or exercise of an option; to determine the terms, conditions and restrictions of an option; to grant waivers of Plan terms; and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission, conform the Plan to any change in law or regulation, or reconcile any inconsistency or ambiguity in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.2 shall impair the rights of any Option without such person's consent, unless otherwise required by law.

     3.3 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Board in accordance with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.

     3.4 Delegation. The Board may delegate any or all of its administrative responsibilities under the Plan to officers or employees of the Company.

                          ARTICLE IV

                       SHARE LIMITATION

     4.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 250,000 shares of Common Stock, subject to any increase or decrease pursuant to Section 4.2. If any Option granted under the Plan shall terminate or be canceled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purpose of the Plan.

     4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in the capital structure of the Company affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares that may be issued under the Plan, in the number of shares for which Stock Options are to be granted to Eligible Directors pursuant to Section 6.2 and in the number of shares subject to, and the option price of, outstanding Options as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number. In the event of a change in the capital structure of the Company, merger, consolidation, combination or exchange of shares or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the consideration to be received upon exercise shall be adjusted as deemed equitable by the Board in its sole discretion.

                             ARTICLE V

                            ELIGIBILITY

     5.1 Eligible Directors. Only Eligible Directors shall be granted Options under the Plan.

                             ARTICLE VI

                           STOCK OPTIONS

     6.1 Options. All Stock Options granted under the Plan shall be non-qualified stock options (i.e., options that do not qualify as incentive stock options under Section 422 of the
Code).

     6.2 Grants. Pursuant to the terms of the Plan contained herein, each Eligible Director shall be granted Stock Options on an ongoing basis in exchange for their agreement to serve on the Board and shall also be eligible to receive Stock Options in lieu of cash compensation for their fees for meetings of the Board, any committees thereof, for any other services performed by such Eligible Director on behalf of the Company or for any other such reason as determined by the Board from time to time, in its sole discretion.

     (a) Initial Stock Option Grant; Anniversary Stock Option Grants. On the Effective Date, each Eligible Director shall automatically be granted Stock Options to purchase 10,000 shares of Common Stock, and each Eligible Director who first becomes a member of the Board after the Effective Date shall automatically be granted Stock Options to purchase 10,000 shares of Common Stock on the date of his or her selection or election to the Board. For as long as the Plan remains in effect, each Eligible Director shall also automatically be granted Stock Options to purchase 5,000 shares of Common Stock on each anniversary of the date of such initial grant (beginning on the second such anniversary), provided such person is an Eligible Director on such date.

     (b) Additional Stock Option Grants. Each Eligible Director shall also be entitled to receive options as the Board may determine in its sole discretion from time to time.

     (c) Execution of Nonqualified Stock Option Agreements. The Company shall effect the granting of Stock Options under the Plan by execution of Nonqualified Stock Option Agreements which shall contain, among other things, such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel of the Company to comply with all applicable Federal and state securities laws.

     6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall, in its discretion, determine:

     (a)  Option Price.  The option price per share of Common
Stock purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

     (b) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Secretary or Assistant Secretary of the Company, specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. The option price may be paid in cash or by check payable to the Company or in such other form as the Board deems acceptable. The Company shall have the right to delay the issuance or delivery of any shares of Common Stock under this Plan until (a) the completion of such registration or qualification of such shares under any applicable federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable and (b) receipt from the Participant of such documents and information as the Board may deem necessary or appropriate in connection with such registration or qualification.

     (c) Non-transferability of Option. Unless otherwise determined by the Board, no Stock Option shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during an Optionee's lifetime, only by the Optionee.

                          ARTICLE VII

                     TERMINATION OR AMENDMENT

     7.1 Termination or Amendment of the Plan. The Board may at any time amend, discontinue or terminate the Plan in whole or in part (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in
Article IX); provided, however, that, unless otherwise required by law, the rights of an Optionee with respect to Options granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Optionee.

     7.2 Amendment of Options. The Board may amend the terms of the Stock Options, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Board shall impair the rights of any Optionee without the Optionee's consent.

                            ARTICLE VIII

                           UNFUNDED PLAN

     8.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to an Optionee by the Company, nothing contained herein shall give any such individual any rights that are greater than those of a general creditor of the Company.

                            ARTICLE IX

                        GENERAL PROVISIONS

     9.1 Nonassignment. Except as otherwise provided in the plan or as otherwise determined by the Board, Options granted hereunder and the rights and privileges conferred thereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

     9.2 Legend. The Board may require each person purchasing shares upon exercise of an Option to represent to the Company in writing that the Optionee is acquiring the shares for investment only and not for release or with a view to distribution and to make such other representations as the Board may require. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

     All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or traded or the Nasdaq Stock Market, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     9.3 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     9.4 No Right to Continue Relationship. Neither the Plan nor the grant of any Option under the Plan shall confer upon any person any right to continue as a director of the company or obligate the Company to nominate any director for reelection by the company's stockholders.

     9.5  Listing and Other Conditions.

     (a) The issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on a national securities exchange or on the Nasdaq Stock Market. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

     (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of a material amount of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of a material amount of excise taxes.

     9.6 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Wisconsin.

     9.7 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     9.8 Liability of the Board. No member of the Board nor any employee of the Company or any of it subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be cone by himself.

     9.9 Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses of issuing Common
Stock upon the exercise of Options.

     9.10 Fractional Shares. No fractional shares of stock shall be issued upon the exercise of any option and the Company shall not be under any obligation to compensate any Optionee in any way for any such fractional share.

     9.11 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

     9.12 Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

     9.13 Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

                           ARTICLE X

                          TERM OF PLAN

     10.1 Effective Date. The Plan shall be effective as of the Effective Date.

     10.2 Termination. The Plan shall continue until terminated by the Board. Termination of the Plan shall not affect Options granted before such date, which shall continue to be exercisable, in accordance with the terms of the Plan, after the Plan terminates.

EXHIBIT 4.3

               NONQUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT is entered into as of the ____ day of _________ 199__, by and between ______________________
("Optionee") and Catalyst International, Inc., a Delaware corporation (the "Company").

          WHEREAS, the Company has established the 1997 Director
Stock Option Plan (the "Plan") and, unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan; and

          WHEREAS, Optionee, as an Eligible Director under the Plan, has been granted a nonqualified stock option by the Board of Directors of the Optionee Company (the "Board") to purchase shares of the Company's $0.10 par value common stock (the "Common Stock") pursuant to the Plan; and

          WHEREAS, Optionee and the Company wish to enter into this Agreement setting forth the terms and conditions of Optionee's option.

          NOW, THEREFORE, in consideration of the mutual promises set forth below, Optionee and the Company agree as follows:

          1. OPTION. Pursuant to the Plan, Optionee is hereby granted the option to purchase _________ shares of the Common Stock on the terms and conditions set forth in this Agreement (the "Option"). It is intended that the Option shall constitute a nonqualified stock option which is not subject to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, and any successor thereto (the "Code").

          2. EXERCISE PRICE. The per share purchase price under the Option shall be _________________ Dollars ($.), which is the Fair Market Value of the shares subject to the Option.

          3. EXERCISE PERIOD. Subject to the provisions of Paragraphs 4 and 6, below, the Option, or any portion thereof, may be exercised by Optionee (i) only while Optionee is an Eligible Director or for three (3) months thereafter, (ii) only if such exercise will not violate any federal or state securities laws and (iii) no later than ten (10) years from the date of the grant. Unless the Board establishes otherwise, or except as otherwise provided herein, the Option may be exercised as follows: all or any portion of the shares covered hereby may be purchased at any time commencing on the date on which the Option has been granted (the "Grant Date"). Notwithstanding any other provisions hereof, the Option shall lapse and cannot be exercised as to any shares after ten (10) years from the Grant Date.

          4.  TERMINATION OF DIRECTORSHIP WHILE OPTIONS EXERCISABLE

          4.1 TERMINATION. Unless otherwise determined by the Board, if, during the period Optionee has a present right to exercise the Option, Optionee's status as an Eligible Director is terminated, Optionee shall have three (3) months from the date of such termination to exercise the Option as to all or any part of the shares subject to the Option, subject to the condition that the Option shall not be exercisable if it would result in a violation of federal or state securities laws or subsequent to ten (10) years after the date of grant. However, if such termination is due to the death of Optionee, the personal representative, administrator, or other representative of Optionee's estate, or the person or persons to whom the Option shall pass by will or under the laws of descent and distribution, shall have the right, for a period of three (3) months after the date of the Optionee's death, to exercise the Option, subject to the condition that the Option shall not be exercisable if it would result in a violation of federal or state securities laws or subsequent to ten (10) years after the date of grant. To the extent the Option is not exercised within the three (3) month period following termination of Optionee's status as an Eligible Director, it shall lapse.

          4.2 EXTENSION OF EXERCISE PERIOD. Paragraph 4.1 notwithstanding, the Board may, in its sole discretion, extend the period permitted for exercise of the Option if allowable under applicable law.

          5. TRANSFERABILITY OF OPTION. The Option shall be nontransferable and shall, except as provided in Paragraph 4.1, above, be exercisable only by Optionee during the lifetime of Optionee. Optionee shall have the right to transfer the Option upon Optionee's death, either by the terms of Optionee's will or under the laws of descent and distribution, subsequent to the limitations set forth in Paragraph 4.1, above, and all such transferees shall be subject to the same terms and conditions of the Plan and the Option as would Optionee.

          6. EXERCISE OF OPTION. Subject to the limitations stated elsewhere in this Agreement or in the Plan, the Option will be exercisable as provided in Paragraph 3, above. In no event will the Option be exercisable if it would result in a violation of federal or state securities laws or later than ten
(10) years from the date of grant, unless otherwise extended.
The Option shall be exercisable by delivering to the Secretary or Assistant Secretary of the Company at its principal business office a written notice designating the number of shares for which it is being exercised. Payment in full for the number of shares for which the Option has been exercised must accompany said written notice. No person shall acquire any rights or privileges of a shareholder of the Company with respect to any shares issued pursuant to the exercise of the Option until such shares have been duly issued. The Company shall have the right to delay the issue or delivery of any shares of Common Stock to be delivered or issued hereunder until (a) the completion of such registration or qualification of such shares under federal or state law, ruling or regulation as the Company shall deem necessary or advisable, and (b) receipt from Optionee of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification or the issuance of such shares of Common Stock hereunder.

          7. SECURITIES LAW REPRESENTATION. Optionee hereby represents and warrants with respect to the shares of Common Stock which may be acquired upon exercise of the Option that Optionee is acquiring such shares for Optionee's own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. Optionee understands that by "investment" it is meant that Optionee is acquiring such shares because of Optionee's desire to acquire a proprietary interest in the Company and because of prospects of future long-term appreciation in the value of such shares. Optionee understands that such shares may not be registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the issuance of shares pursuant to the exercise of the Option is exempt under the Securities Act as not involving any public offering and that the Company's reliance on such exemption is in part based on the representation contained in this Paragraph 7; and that the statutory basis for such exemption would not be present if, notwithstanding such representation, the Optionee has in mind acquiring such shares for resale on the occurrence or nonoccurrence of some predetermined event.

          8. ADJUSTMENTS. In the event there is any increase or decrease in the number of issued and outstanding shares of any class of Common Stock of the Company, or in the number of issued and outstanding shares of any class of Common Stock of the Company convertible into shares of any class of Common Stock of the Company, by reason of a stock dividend, stock split, reverse stock split, or similar adjustment or in the event of any change in the Company or in the issued and outstanding shares of the Common Stock of the Company by reason of a recapitalization, merger, consolidation, acquisition of stock or property, reorganization, liquidation, initial public offering, or other significant event affecting the Company or the issued and outstanding shares of its Common Stock, the number and kind of shares subject to the Option, the exercise price applicable to the Option, and/or the consideration to be received upon the exercise of the Option shall be adjusted as deemed equitable by the Board. In addition, the Option may be converted, at the sole discretion of the Board, into a new option to purchase such number or kind of shares of stock or other securities with appropriate adjustment of the purchase price per share as the Board deems appropriate to reflect such change; and the Board shall, in its sole discretion, have authority to provide, in appropriate cases for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with the Option and/or (ii) the conversion of the Option into cash or other property to be received in certain of the transactions specified above. Any adjustment, waiver, conversion or the like carried out by the Board under this Paragraph shall be conclusive and binding for all purposes.

          9. NO UNLAWFUL ISSUE OF SHARES. If, in the opinion of the Company's counsel, the issue or sale of any shares of its stock hereunder pursuant to the Option shall not be lawful for any reason, including the inability of the Company to obtain, from any regulatory body having jurisdiction, authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such shares pursuant to the exercise of the Option.

          10. NO RIGHT TO CONTINUE RELATIONSHIP. Neither the Plan nor the grant of any Option under the Plan shall confer upon any person any right to continue as a director of the Company or obligate the Company to nominate any director for re-election by the Company's stockholders.

          11. PROVISIONS OF THE PLAN CONTROL. The Option is qualified in its entirety by reference to the provisions of the Plan under which it is granted, a copy of which may be examined by Optionee at the chief executive offices of the Company. The Plan empowers the Board to make interpretations, rules and regulations thereunder, and in general provides that the determinations of the Board with respect to the Plan shall be binding upon Optionee. The Plan is hereby incorporated herein by reference.

          12. AUTHORITY OF BOARD. As a condition of the granting of the Option, Optionee agrees, for himself, for the personal representative, administrator or other representative of Optionee's estate, and for the person or persons to whom the Option shall pass by will or by the laws of descent and distribution, that any dispute or disagreement which may arise under this Agreement shall be resolved by the Board in its sole discretion and that any interpretation by the Board of the terms of this Agreement and the Plan shall be final, binding and conclusive.

          13. USE OF WORDS. The use of words of the masculine gender in this Agreement is intended, wherever appropriate, the feminine or neuter gender and vice versa.

          14. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

          15. TAXES. The Company may require payment of or withhold any tax which it believes is required as a payment of the grant or exercise of the Option, and the Company may defer making delivery with respect to shares issuable hereunder until arrangements satisfactory to the Company have been made with respect to such withholding obligations.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

                              Catalyst International, Inc.


                              By: /s/ Douglas B. Coder
                                  Douglas B. Coder, Chairman
                              _________________________________
                              __________________, Optionee

EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 1997 Directors Stock Option Plan of our report dated January 27, 1997 with respect to the financial statements of Catalyst International, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996,filed with the Securities and Exchange Commission.

                             Ernst & Young LLP

Milwaukee, Wisconsin
September 26, 1997